                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a party other than the
  Registrant [_]

Check the appropriate box:

[_]  Preliminary proxy statement     [_]  Confidential, For Use of the
                                          Commission Only (as permitted by Rule
                                          14a-6(e)(2))

[X]  Definitive proxy statement

[_]  Definitive additional
     materials

[_]  Soliciting material pursuant
     to Rule 14a-11(c) or Rule 14a-
     12

                               BEA Systems, Inc.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
    ___________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:
    ___________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    ___________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:
    ___________________________________________________________________________

(5) Total fee paid:
    ___________________________________________________________________________

[_]  Fee paid previously with preliminary materials:
   ____________________________________________________________________________

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
    ___________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:
    ___________________________________________________________________________

(3) Filing Party:
    ___________________________________________________________________________

(4) Date Filed:
    ___________________________________________________________________________

                          [LOGO OF BEA SYSTEMS, INC.]

                               BEA SYSTEMS, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 6, 2000

   The Special Meeting of Stockholders of BEA Systems, Inc., a Delaware corporation (the "Company") will be held at the Company's corporate headquarters located at 2315 North First Street, San Jose, California 95131, on Thursday, April 6, 2000 at 10:00 A.M., Pacific Time, for the purpose of considering and acting upon the following:

  1. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock, par value $0.001 per share, which the Company is authorized to issue from 285,000,000 shares to 1,035,000,000 shares. Approval of this proposal will result in a two-for-one split of the Company's Common Stock to be paid as a dividend.

  2. Any and all matters incident to the foregoing, and such other business as may legally come before the meeting and any adjournments or postponements thereof.

   The Board of Directors has fixed the close of business on February 25, 2000 as the record date for determining the stockholders having the right to notice of and to vote at the special meeting.

   The foregoing item of business is more fully described in the Proxy Statement which is attached hereto and made a part hereof.

                                          By Order of the Board of Directors,

                                          /s/ William T. Coleman III
                                          William T. Coleman III
                                          Chief Executive Officer and Chairman
                                           of the Board

San Jose, California

March 9, 2000

 IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE SPECIAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                               BEA SYSTEMS, INC.
                            2315 North First Street
                          San Jose, California 95131

                               ----------------

                                PROXY STATEMENT

                        Special Meeting of Stockholders
                           To Be Held April 6, 2000

                               ----------------

   The enclosed proxy is solicited on behalf of the Board of Directors of BEA Systems, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders (the "Special Meeting") to be held at 10:00 A.M. Pacific Time, at the Company's corporate headquarters located at 2315 North First Street, San Jose, California 95131, on April 6, 2000, and at any adjournment or postponement thereof. Only holders of the Company's common stock of record on February 25, 2000 will be entitled to vote.

Voting, Vote Required and Revocation

   Each stockholder of the Company's common stock, par value $0.001 per share ("Common Stock"), is entitled to one vote for each share of common stock owned as of the record date.

   Approval of the proposed amendment (the "Amendment") to the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") requires the affirmative vote of a majority of all outstanding shares of Common Stock. Stockholders of record at the close of business on February 25, 2000 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, 182,487,373 shares of Common Stock were issued and outstanding. At the Record Date, all of the Company's non-voting Class B Common Stock had been converted into shares of the Company's Common Stock and no shares of non-voting Class B Common Stock remain outstanding.

   All shares of Common Stock represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies from holders of Common Stock will be voted FOR the Amendment. Shares of Common Stock represented by proxies which are marked "ABSTAIN" with respect to the Amendment will have the effect of a vote against the Amendment. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies (so called "broker non-votes"), those shares will be disregarded and will have the effect of a vote against the Amendment.

   A proxy may be revoked by the stockholder giving the proxy at any time before it is voted by written notice of revocation delivered to the Company prior to the meeting, and a prior proxy is automatically revoked by a stockholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting in and of itself does not revoke a prior proxy.

   This Proxy Statement and the accompanying proxy were first sent by mail to stockholders on or about March 9, 2000. The costs of this solicitation are being borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited personally or by telephone, facsimile or telegram by certain of the Company's directors, officers and regular employees without additional compensation.

                                   PROPOSAL

                     AMENDMENT TO THE AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

   In February, 2000, the Board of Directors declared it advisable and unanimously approved the Amendment to increase the aggregate number of shares of Common Stock which the Company is authorized to issue from 285,000,000 shares to 1,035,000,000 shares. No increase in the number of shares of Class B Common Stock or Preferred Stock of the Company, currently 35,000,000 and 5,000,000 shares, respectively, is proposed or anticipated.

   If approved by the stockholders, the Amendment will become effective upon the filing of a Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The Amendment would change Article Fourth of the Company's Certificate of Incorporation to read in its entirety as follows:

     FOURTH: The Corporation is authorized to issue two classes of shares, designated "Preferred Stock" and "Common Stock." The total number of shares which the Corporation is authorized to issue is One Billion Forty Million (1,040,000,000) shares. One Billion Thirty-Five Million (1,035,000,000) shares shall be Common Stock, $0.001 par value, (the "Common Stock"), of which Thirty-Five Million (35,000,000) shares are hereby designated Class B Common Stock. Five Million (5,000,000) shares shall be Preferred Stock, $0.001 par value (the "Preferred Stock"). The undesignated shares of Preferred Stock shall be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation, to fix or alter the individual rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preference of any wholly unissued shares of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Proposed Stock Split

   At the same time the Board of Directors approved the Amendment, subject to stockholder approval, the Board of Directors declared a two-for-one stock split of the Company's Common Stock which would be effected in the form of a dividend of one additional share of Common Stock for each share of Common Stock outstanding (the "Stock Split"). Stockholders are not being asked to vote on the Stock Split, but the Stock Split will not take place unless the authorized number of shares of Common Stock is increased as described in this proposal. Without this increase in the number of authorized shares of Common Stock, the Company would not have enough authorized but unissued shares of Common Stock to double the number of its outstanding shares of Common Stock in connection with the proposed Stock Split.

   The Board of Directors believes that the proposed Stock Split will result in a market price that should be more attractive to a broader spectrum of investors, particularly individual investors. The aggregate number of shares of Common Stock that may be sold under the Company's employee stock purchase and incentive stock option plans, and the exercise price of such options, will also be proportionately adjusted to reflect the Stock Split. For example, the Stock Split will have the effect of doubling the number of shares of Common Stock issuable upon the exercise of options under the Company's stock incentive plan, and of reducing by one-half the option price per share of such options.

Purpose and Effect of the Amendment

   As of the Record Date, of the Company's 250,000,000 authorized shares of Common Stock, excluding 35,000,000 shares issuable as Class B Common Stock, 182,487,373 shares were issued and outstanding, 34,077,099 shares were reserved for issuance pursuant to the Company's 1997 Employee Stock Purchase Plan, 1997 Stock Incentive Plan, 1995 Stock Incentive Plan, 1996 WebLogic Inc. Stock Option Plan and 1999 Theory Center, Inc. Option Plan (collectively, the "Plans"), and 33,435,528 shares were available for future issuance, but have not been reserved for any specific use. The principal purposes of the proposed Amendment are to authorize additional shares of Common Stock which will be available (i) to effect the proposed Stock Split, and (ii) in the event that the Board of Directors determines that it is necessary or appropriate, to effect future stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets through the issuance of securities, or to establish a strategic relationship with a corporate partner through the exchange of securities.

   If the proposed Amendment is adopted, the aggregate number of authorized shares of Common Stock, including 35,000,000 shares issuable as Class B Common Stock, will be increased from 285,000,000 shares to 1,035,000,000 shares. If the Amendment were adopted, as of the Record Date, 783,435,528 shares would be available for issuance by the Board of Directors, without any further stockholder approval, except in certain issuances of shares which require stockholder approval as required by law, regulation or stock exchange rule. If the Amendment is not approved, the number of authorized shares will remain the same, and the Company will have limited flexibility to do the things described above.

   Although the Board of Directors has no immediate plans, understandings, agreements or commitments to issue any of the additional shares of Common Stock that would be authorized upon approval of the Amendment, other than to effect the Stock Split, the Board of Directors may in the future give consideration to another stock dividend or split and the Board of Directors from time to time has given and continues to give consideration to the possible acquisition of other companies using shares of Common Stock.

   On one previous occasion since the Company's initial public offering in 1997, there has been a stock dividend, functionally serving as a stock split. The prior dividend was a two-for-one stock split in the form of a 100% dividend which was payable December 19, 1999.

   There will be no change in the voting rights, dividend rights, liquidation rights, preemptive rights or any other stockholder rights as a result of the proposed Amendment. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.

   The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting, assuming a quorum is present, is necessary for approval of the Amendment. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the Amendment.

    The Board of Directors unanimously recommends a vote FOR the Amendment.

Effect of the Stock Split

   No change in total stockholders' equity will result from the Stock Split. The aggregate amount of capital represented by the outstanding shares of Common Stock will be increased by $0.001 for each share issued to effect the Stock Split and the Company's capital in excess of par value account will be reduced by the same amount. After the Stock Split, purchases and sales of Common Stock by an individual stockholder may be subject to higher brokerage charges and applicable stock transfer taxes than on a pre-split transaction of equivalent market value due to the greater number of shares of Common Stock involved after the Stock Split. In addition, the Company will incur certain expenses in connection with the Stock Split, such as the cost of preparing and delivering to stockholders new certificates representing additional shares.

   The Company has been advised that, based on current tax law, the Stock Split should not result in any gain or loss for Federal income tax purposes. The tax basis of every share held before the Stock Split will be allocated between the two shares held as a result of the distribution, and the holding period of the new shares will include the holding period of the shares with respect to which they were issued. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and stockholders subject to such laws are urged to consult their tax advisers.

Potential Anti-Takeover Effect

   The proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the proposal. The increased number of authorized shares of Common Stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of the Company. The private placement of shares of Common Stock into "friendly" hands, for example, could dilute the voting strength of a party seeking control of the Company. Furthermore, many companies have issued warrants or other rights to acquire additional shares of Common Stock to the holders of its Common Stock to discourage or defeat unsolicited share accumulation programs and acquisition proposals, which programs or proposals may be viewed by the Board of Directors as not in the best interest of the Company and its stockholders. Although the Company has no present intent to use the additional authorized shares of Common Stock for such purposes, if this proposal is adopted, more capital stock of the Company would be available for such purposes than is currently available.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information known to the Company with respect to the beneficial ownership as of February 25, 2000, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director, (iii) certain executive officers, and (iv) all directors and executive officers as a group.

                                                          Number of Shares
                                                        Beneficially Owned(1)
                                                        ---------------------
Name                                                      Number   Percentage
----                                                    ---------- ----------
5% Stockholders
Warburg, Pincus Ventures, L.P.(2)...................... 28,760,398    15.8%
 486 Lexington Avenue
 New York, New York 10017

Executive Officers and Directors
William T. Coleman III(3)..............................  4,758,635     2.6%
Alfred S. Chuang(4) ...................................  3,447,454     1.9%
Sam Cece(5)............................................     50,361       *
Barbara J. Britton(6)..................................    124,201       *
Joseph H. Menard(7)....................................    289,847       *
Carol A. Bartz(8)......................................    435,189       *
Cary J. Davis(9)....................................... 26,665,686    14.6%
Stewart K. P. Gross(10)................................ 26,774,585    14.7%
William H. Janeway(11)................................. 27,058,408    14.8%
Dean O. Morton(12).....................................    531,461       *
Robert L. Joss.........................................        --        *
All directors and executive officers as a group (15)
 persons) (13)......................................... 38,069,676    20.7%

--------
  *  Less than 1%
 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 25, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the tables have sole voting and investment power with respect to the shares set forth opposite such person's name.

 (2) The sole general partner of Warburg, Pincus Ventures, L.P. ("Warburg") is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("EMWP"), manages Warburg. The members of EMWP are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMWP and may be deemed to control both WP and EMWP. WP has a 15% interest in the profits of Warburg as the general partner, and also owns approximately 1.5% of the limited partnership interests in Warburg. Messrs. Janeway, Gross and Davis, directors of the Company, are Managing Directors and members of EMWP and general partners of WP. As such, Messrs. Janeway, Gross and Davis may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") in an indeterminate portion of the shares beneficially owned by Warburg and WP.


 (3) Includes shares held of record by the Coleman Family Trust, dated July 12, 1995, of which William T. and Claudia L. Coleman are co-trustees (the "Family Trust") and shares held of record by the Coleman Family Charitable Trust dated December 11, 1997 (the "Charitable Trust") of which William T. and Claudia L. Coleman are co-trustees. Also includes 146,985 shares subject to options exercisable within 60 days of February 25, 2000. The address for the Family Trust and the Charitable Trust is c/o William T. Coleman III, BEA Systems, Inc., 2315 North First Street, San Jose, California, 95131

 (4) Includes 140,000 shares held by the Courtney Z. Chuang Trust of which Mr. Chuang is the trustee. Also includes 98,654 shares subject to stock options currently exercisable or exercisable within 60 days of February 25, 2000.

 (5) Includes 43,289 shares subject to stock options currently exercisable or exercisable within 60 days of February 25, 2000.

 (6) Includes 117,291 shares subject to stock options currently exercisable or exercisable within 60 days of February 25, 2000.

 (7) Includes 122,521 shares subject to stock options currently exercisable or exercisable within 60 days of February 25, 2000.

 (8) Includes 63,957 shares subject to stock options currently exercisable or exercisable within 60 days of February 25, 2000. Also includes 14,200 shares held by Ms. Bartz's spouse.

 (9) Includes 26,649,327 shares held by Warburg which are included due to the affiliation of Mr. Davis with Warburg. Mr. Davis disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Exchange Act.

(10) Includes 26,649,327 shares held by Warburg which are included due to the affiliation of Mr. Gross with Warburg. Mr. Gross disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Exchange Act.

(11) Includes 26,649,327 shares held by Warburg which are included due to the affiliation of Mr. Janeway with Warburg. Mr. Janeway disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Exchange Act.

(12) Includes 291,457 shares subject to stock options currently exercisable or exercisable within 60 days of February 25, 2000.

(13) Includes 1,693,275 shares subject to stock options currently exercisable or exercisable within 60 days of February 25, 2000.

Other Business

   Management knows of no matters other than the foregoing to be brought before the Special Meeting. If such other matters properly come before the meeting, or any adjournment thereof, the proxies named in the accompanying form of proxy will vote such proxy on such matters in accordance with their best judgment.

   It is important that the proxies be returned promptly and your shares be represented. Stockholders are urged to fill in, sign and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

/s/ William T. Coleman III
                                          William T. Coleman III
                                          Chief Executive Officer and Chairman
                                           of the Board

San Jose, California

March 9, 2000

                         [FORM OF FRONT OF PROXY CARD]
                                                                           PROXY

                               BEA SYSTEMS, INC.

                            2315 NORTH FIRST STREET
                           SAN JOSE, CALIFORNIA 95131

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE SPECIAL MEETING OF STOCKHOLDERS ON APRIL 6, 2000

     WILLIAM T. COLEMAN III and WILLIAM M. KLEIN, or any one of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of BEA SYSTEMS, INC. (the "Company"), to be held on Thursday, April 6, 2000, and any adjournments or postponements thereof.


SEE REVERSE SIDE: If you wish to vote in accordance with the Board of Directors' recommendations, just sign and date on the reverse side. You need not mark any boxes.

                                                             ----------------
     CONTINUED AND TO BE SIGNED ON REVERSE SIDE              SEE REVERSE SIDE
                                                             ----------------

                         [FORM OF BACK OF PROXY CARD]
                                                                           PROXY
[_]       Please mark votes as in this example.


     Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR PROPOSAL 1. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders. The Board of Directors recommends a vote FOR Proposal No. 1.

1.  Approval of an amendment to the Company's
    Amended and Restated Certificate
    of Incorporation to increase the number of shares of common stock which the Company is authorized to issue from 285,000,000 shares to 1,035,000,000 shares.

    FOR          WITHHELD         ABSTAIN

    [_]            [_]              [_]

                                                     MARK HERE
                                                    FOR ADDRESS
                                                    CHANGE AND   [_]
                                                    NOTE AT LEFT

                                Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE MARK, SIGN, DATE AND
RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED
REPLY ENVELOPE.                 Signature: _______________________ Date _______
                                Signature: _______________________ Date _______